As filed with the Securities and Exchange Commission on November 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIBROGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	77-0357827
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

409 Illinois St.

San Francisco, CA 94158

(415) 978-1200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas B. Neff

Chief Executive Officer

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(415) 978-1200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Glen Sato Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Michael Lowenstein Vice President, Legal Affairs FibroGen, Inc. 409 Illinois Street San Francisco, CA 94158 (415) 978-1200	John L. Savva Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, CA 94303 (650) 461-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-199069)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)(3)
Common Stock, $0.01 per share par value	1,150,000 shares	$18.00	$20,700,000	$2,406

(1)	The shares being registered pursuant to this Registration Statement are in addition to the 8,165,000 shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-199069). Includes the additional 150,000 shares the underwriters have the option to purchase.
(2)	Based on the initial public offering price.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.01 per share, of FibroGen, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits to, and all information incorporated by reference in, the Registration Statement on Form S-1, as amended (Registration No. 333-199069) (the “Prior Registration Statement”), which was declared effective by the Commission on November 13, 2014. This Registration Statement is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,150,000 shares, including 150,000 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 13th day of November, 2014.

FIBROGEN, INC.

By:	/S/ THOMAS B. NEFF
Name:	Thomas B. Neff
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ THOMAS B. NEFF Thomas B. Neff	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 13, 2014

/S/ PAT COTRONEO Pat Cotroneo	Vice President, Finance, and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2014

* Thomas F. Kearns Jr.	Director	November 13, 2014

* Kalevi Kurkijärvi, Ph.D.	Director	November 13, 2014

* Miguel Madero	Director	November 13, 2014

* Rory B. Riggs	Director	November 13, 2014

* Roberto Pedro Rosenkranz, Ph.D. M.B.A	Director	November 13, 2014

* Jorma Routti, Ph.D.	Director	November 13, 2014

* James A. Schoeneck	Director	November 13, 2014

* Julian N. Stern	Director	November 13, 2014

* Toshinari Tamura, Ph.D.	Director	November 13, 2014

*	Pursuant to Power of Attorney

By:	/S/ THOMAS B. NEFF
Thomas B. Neff
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see pages II-8 and II-9 of the Registration Statement on Form S-1 (File No. 333-199069), filed with the Securities and Exchange Commission on October 1, 2014 and incorporated herein by reference).